EXHIBIT 3(a)

ELECTION TO BECOME GOVERNED BY
MINNESOTA STATUTES CHAPTER 302A
AND
RESTATED ARTICLES OF INCORPORATION
OF
REGIS CORPORATION

We, the undersigned officers of Regis Corporation, a corporation subject to the provisions of Chapter 301 Minnesota Statutes, do hereby certify that resolutions as hereinafter set forth were adopted on March 11, 1983, by unanimous written authorization of the shareholders of the corporation pursuant to Section 301.26, Subd. 11, Minnesota Statutes:

RESOLVED: That Regis Corporation elects to be governed by the provisions of Minnesota Statutes Chapter 302A and accepts all of the duties and responsibilities set forth by that chapter. Further, that these resolutions shall eliminate all corporate articles currently in effect that are prohibited by or inconsistent with Minnesota Statutes 302A and enact new and restated corporate articles that are required or allowed under Minnesota Statutes 302A, such restated articles to supersede the original articles and all prior amendments thereto or restatements thereof, and

FURTHER RESOLVED: That the Articles of Incorporation of Regis Corporation be and the same hereby are amended and restated to read as follows:

ARTICLE I

Name

The name of the corporation is Regis Corporation.

ARTICLE II

Registered Office

The address of the registered office of the corporation is 5000 Normandale Road, Edina, Minnesota 55436.

ARTICLE III

Aggregate Number of Shares

The aggregate number of shares that the corporation has authority to issue is 10,000,000 shares of the par value of $.05 each. Each share of the corporation of the par value of $.01 each, outstanding when this Article becomes effective, shall be reclassified as and changed into three fully paid and non-assessable common shares of the par value of $.05 each, which shall be included in the 10,000,000 shares herein authorized. The stated capital applicable to the shares resulting from such reclassification and change shall, when this paragraph becomes effective, be the same as the stated capital applicable to the presently outstanding shares.

ARTICLE IV

Written Action Without Meeting

Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting by written action signed by a majority of the Board of Directors then in office, except as to those matters which require shareholder approval, in which case the written action shall be signed by all members of the Board of Directors then in office.

ARTICLE V

Cumulative Voting Denied

No shareholder of the corporation shall have any cumulative voting rights.

ARTICLE VI

Preemptive Rights Denied

No shareholder of the corporation shall have any preferential, preemptive, or other rights of subscription to any shares of the corporation allotted or sold or to be allotted or sold and now or hereafter authorized, or to any obligations or securities convertible into any class or series of shares of this corporation, nor any right of subscription to any part thereof.

ARTICLE VII

Classes and Series

In addition to, and not by way of limitation of, the powers granted to the Board of Directors by Minnesota Statutes Chapter 302A, the Board of Directors of the corporation shall have the power and authority to fix by resolution any designation, class, series, voting power, preference, right, qualification, limitation, restriction, dividend, time and price of redemption, and conversion right with respect to any shares of the corporation.

ARTICLE VIII

Certain Corporate Action

A.    In addition to any affirmative vote required by law or under any other provision of these Articles of Incorporation, and except as otherwise expressly provided in subparagraph B:

(i)
any merger of the corporation with or into any 10% Shareholder or any exchange, lease, transfer, or other disposition of all or substantially all of its property and assets, with or to any 10% Shareholder, or

(ii)	the adoption of any plan or proposal for the liquidation of the corporation,

shall require the affirmative vote of the holders of at least 66 and 2/3 percent of the outstanding shares of the corporation entitled to vote.

B.    The provisions of subparagraph A of this Article shall not be applicable to any of the actions listed therein, and such action shall require the affirmative vote of the holders of a majority of all shares entitled to vote, if such action has been unanimously approved by the continuing directors of the corporation.

C.    “10% Shareholder” shall mean any person who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of the corporation, except for persons owning such number of shares on the effective date of these Restated Articles of Incorporation.

“Continuing directors” shall be persons who were either (i) members of the Board of Directors of the corporation prior to the date when any shareholder became a 10% Shareholder or (ii) persons who are designated as continuing directors (before initial election as a director) by a majority of, the then continuing directors.

“Person” shall mean any individual, firm, corporation or other entity. A person shall be the “beneficial owner” of any shares of the corporation:

(a)  which such person or any affiliate or associate of such person beneficially owns, directly or indirectly, or

(b)  which such person or an affiliate or associate of such person has the right to acquire or vote under any agreement, arrangement or understanding, or upon the exercise of any rights or options, or

(c)  which are beneficially owned, directly or indirectly, by any person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the corporation.

“Affiliate” or “associate” shall have the meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

D.    Any amendment, alteration, change or repeal of this Article VIII shall require the affirmative vote of at least 66 and 2/3 percent of the shares entitled to vote.

ARTICLE IX

Restated Articles

These Restated Articles of Incorporation supersede the original articles and all prior amendments thereto or restatements thereof.

/s/ Myron Kunin
Myron Kunin, President

/s/ Peter A. Fudurich
Peter A. Fudurich, Secretary

STATE OF MINNESOTA
ss.
COUNTY OF HENNEPIN

The foregoing instrument was acknowledged before me this 11th day of March, 1983, by Myron Kunin and Peter A. Fudurich, respectively the President and Secretary of Regis Corporation, a Minnesota corporation, on behalf of the corporation.

/s/ Barbara J. Bryan
Notary Public

ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION
OF
REGIS CORPORATION

We, the undersigned President and Secretary of Regis Corporation, a corporation subject to the provisions of Minnesota Statutes Chapter 302A, do hereby certify that the following Amendment to the Restated Articles of Incorporation of Regis Corporation was duly adopted by the shareholders of said corporation at the annual meeting of said shareholders on October 23, 1984:

ARTICLE III

Aggregate Number of Shares

The aggregate number of shares that the corporation has authority to issue is 25,000,000 share of the par value of $.05 each.

/s/ Myron Kunin
Myron Kunin, President

/s/ Peter A Fudurich
Peter A. Fudurich, Secretary

STATE OF MINNESOTA)
)	ss.
COUNTY OF HENNEPIN)

The foregoing instrument was acknowledged before me this 29th day of October, 1984, by Myron Kunin and Peter A. Fudurich, respectively the President and Secretary of Regis Corporation, a Minnesota corporation, on behalf of the corporation.

/s/ Barbara J. Bryan
Notary Public

ARTICLES OF AMENDMENT TO
RESTATED ARTICLES OP INCORPORATION
OF REGIS CORPORATION

I, the undersigned Assistant Secretary of Regis Corporation, a corporation subject to the provisions of Minnesota Statutes Chapter 302A, do hereby certify that the following Amendment to the Restated Articles of Incorporation of Regis Corporation was duly adopted by the shareholders of said corporation at the annual meeting of said shareholders on October 20, 1986:

ARTICLE VIII

CERTAIN CORPORATE ACTION

A.    In addition to any affirmative vote required by law under any other provision of these Articles of Incorporation, and except as otherwise expressly provided in subparagraph B:

(i)    any merger of the corporation with or into any 10% Shareholder or any exchange, lease, transfer, or other disposition of all or substantially all of its property and assets, with or to any 10% Shareholder, or

(ii)    the adoption of any plan or proposal for the liquidation of the corporation,

shall require the affirmative vote of the holders of at least 80 percent of the outstanding shares of the corporation entitled to vote.

B.    The provisions of subparagraph A of this Article shall not be applicable to any of the actions listed therein, and such action shall require the affirmative vote of the holders of a majority of all shares entitled to vote, if such action has been unanimously approved by the continuing directors of the corporation.

C.    “10% Shareholder” shall mean any person who or which is the beneficial owner, directly or indirectly, of 10% or more of the outstanding shares of the corporation, except for persons owning such number of shares on the effective date of these Restated Articles of Incorporation.

“Continuing Directors” shall be persons who were either (i) members of the Board of Directors of the corporation prior to the date when any shareholder became a 10% Shareholder or (ii) persons who are designated as continuing directors (before initial election as a director) by a majority of the then continuing directors.

“Person” shall mean any individual, firm, corporation or other entity. A person shall be the “beneficial owner” of any shares of the corporation:

(a)    which such person or any affiliate or associate of such person beneficially owns, directly or indirectly, or

(b)    which such person or an affiliate or associate of such person has the right to acquire or vote under any agreement, arrangement of understanding, or upon the exercise of any rights or options, or

(c)    which are beneficially owned, directly or indirectly, by any person with which such first mentioned person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of the corporation.

“Affiliate” or “associate” shall have the meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1983.

D.    Any amendment, alteration, change or repeal of this Article VIII shall require the affirmative vote of at least 80 percent of the shares entitled to vote.

/s/ Bert M. Gross
Bert M. Gross
Assistant Secretary

STATE OF MINNESOTA)
)	ss.
COUNTY OF HENNEPIN)

This instrument was acknowledged before me on August 14, 1987 by Bert M. Gross as Assistant Secretary of Regis Corporation, a Minnesota Corporation.

/s/ Peggy Allen
Notary Public

ARTICLES OF AMENDMENT TO
RESTATED ARTICLES OF INCORPORATION
OF REGIS CORPORATION

I, the undersigned Assistant Secretary of Regis Corporation, a corporation subject to the provisions of Minnesota Statutes Chapter 302A, do hereby certify that the following Amendment to the Restated Articles of Incorporation of Regis Corporation was duly adopted by the shareholders of said corporation at the annual meeting of said shareholders on October 20, 1987:

ARTICLE X

LIABILITY OF DIRECTORS

A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for a breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 302A.559 and 80A.23 of the Minnesota Statutes, (iv) for any act or omission occurring prior to the effective date of this section. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

/s/ Bert M. Gross
Bert M. Gross, Assistant Secretary

STATE OF MINNESOTA
ss.
COUNTY OF HENNEPIN

This instrument was acknowledged before me on October 21, 1987, by Bert M. Gross, as Assistant Secretary of Regis Corporation, a Minnesota corporation.

/s/ Catherine Nelson
Notary Public

ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION
OF
REGIS CORPORATION

The undersigned Assistant Secretary of Regis Corporation, a corporation subject to the provisions of Minnesota Statutes Chapter 302A, does hereby certify that the following Amendment to the Restated Articles of Incorporation of Regis Corporation was duly adopted by the shareholders of said corporation at the annual meeting of said shareholders on November 12, 1996, pursuant to said Chapter 302A:

ARTICLE III

Aggregate Number of Shares

The aggregate number of shares that the corporation has authority to issue is 50,000,000 shares of the par value of $.05 each.

/s/ Bert M. Gross
Bert M. Gross, Assistant Secretary

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 20th day of November, 1996, by Bert M. Gross, the Assistant Secretary of Regis Corporation, a Minnesota corporation, on behalf of the corporation.

/s/ Patricia E. Boegeman
Notary Public

ARTICLES OF AMENDMENT
TO
RESTATED ARTICLES OF INCORPORATION
OF
REGIS CORPORATION

The undersigned Secretary of Regis Corporation, a corporation subject to the provisions of Minnesota Statutes Chapter 302A, does hereby certify that the following Amendment to the Restated Articles of Incorporation of Regis Corporation was duly adopted by the shareholders of said corporation at the annual meeting of said shareholders on October 19, 1999, pursuant to said Chapter 302A:

ARTICLE III

Aggregate Number of Shares

The aggregate number of shares that the corporation has authority to issue is 100,000,000 shares of the par value of $.05 each.

/s/ Bert M. Gross
Bert M. Gross, Secretary

STATE OF MINNESOTA	)
	)	ss.
COUNTY OF HENNEPIN	)

The foregoing instrument was acknowledged before me this 25th day of July, 2000, by Bert M. Gross, the Secretary of Regis Corporation, a Minnesota corporation, on behalf of the corporation.

Notary Public

Articles of Amendment
to
Restated Articles of Incorporation
of
Regis Corporation

The undersigned officer of Regis Corporation (the “Corporation”) hereby certifies that:

1.	The Corporation’s Restated Articles of Incorporation are amended by adding a new Annex XI to read as set forth on Annex A hereto.

2.	This amendment was adopted pursuant to Chapter 302A of the Minnesota Statutes.

The undersigned has executed these articles of amendment this 22nd day of October, 2013.

/s/ Eric A. Bakken
Name:	Eric A. Bakken
Title:	Secretary

ANNEX A

ARTICLE XI

Election of Directors

Subject to the rights, if any, of the holders of one or more classes or series of preferred or preference stock issued by the corporation, voting separately by class or series to elect directors in accordance with the terms of such preferred or preference stock, each director shall be elected at a meeting of shareholders by the vote of the majority of the votes cast with respect to the director, provided that directors shall be elected by a plurality of the votes present and entitled to vote on the election of directors at any such meeting for which the number of nominees (other than nominees withdrawn on or prior to the day preceding the date the corporation first mails its notice for such meeting to the shareholders) exceeds the number of directors to be elected. For purposes of this Article XI, action at a meeting shall mean action at a meeting which satisfies the notice and quorum requirements imposed by the bylaws of this corporation, except as otherwise provided by law, and a majority of the votes cast means that the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation that are voted "for" a director must exceed the votes entitled to be cast by the holders of all then outstanding shares of voting stock of the corporation that are voted "against" that director.